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                                                                    Exhibit 10.2
                                                                    ------------
                          TRADENAME LICENSE AGREEMENT
                          ---------------------------

     THIS TRADENAME LICENSE AGREEMENT (this "Agreement") is made and entered into as of February 6, 1997, by and between Collins & Aikman Floor Coverings Group, Inc., a Delaware corporation ("Licensor"), CAF Holdings, Inc., a Virginia corporation, and Collins & Aikman Floor Coverings, Inc., a Delaware corporation (collectively, "Licensee"). Capitalized terms used herein but not defined have the meaning given them in the Acquisition Agreement, dated as of December 9, 1996 (the "Acquisition Agreement") between Licensor and certain other Persons relating to the purchase and sale of stock of Licensee.

                                   RECITALS:
                                   --------

     A. Licensor has certain rights to use the name "Collins & Aikman" (the "Name") and the logo depicted on Annex A attached hereto (the "Logo");

     B. Licensee believes that various commercial advantages could result from its continued use of the Name and Logo in the operation of its Business;

     C. The parties desire to set forth the terms and conditions under which Licensee would be permitted so to use the Name and Logo; and

     D. The execution and delivery of this Agreement is a condition to the obligations of the parties to the Acquisition Agreement to consummate the transactions contemplated thereby.

     NOW, THEREFORE, in consideration of the premises and the agreements contained herein and in the Acquisition Agreement, Licensor and Licensee agree as follows:

     1.  Grant of License.
         ----------------

     1.1. On the terms and subject to the conditions hereof including without limitation Section 9, Licensor grants to Licensee a perpetual, exclusive, fully paid, royalty-free License to use the Name and Logo (but only to the extent the Licensor has the right to use the Name and Logo) in connection with the conduct of the business of designing, manufacturing and marketing carpets or floor coverings for installation in buildings or other structures (such as stadiums) and other products currently manufactured and distributed by the Company (the "Floorcoverings Business"), provided that the Name and Logo will not be used other than in close proximity to the words "Floorcoverings" or "Floor
Coverings."   Licensor represents and warrants to Licensee that, as of the date hereof, Licensor has all of the right, title and interest in and to the Name and Logo when used in connection with the Floorcoverings Business and in close proximity to the words "Floorcoverings" or "Floor Coverings" that Collins & Aikman

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Products Co., a Delaware corporation ("C&A"), had prior to the date hereof.

     1.2. Nothing contained herein will in any manner limit or affect the right of Licensor or C&A to use, or permit another Person to use, the Name and Logo for any purpose other than (i) in the Floorcoverings Business or (ii) in close proximity to the words "Floorcoverings" or "Floor Coverings", including without limitation in connection with the manufacture and sale of Licensor's or C&A's products or services.

     2.  Term.  This Agreement will commence on the date of this Agreement and
         ----
will continue until terminated as provided in Section 9.

     3.  Quality Control.  Licensee recognizes the quality of Licensor's and
         ---------------
C&A's products and services and Licensor's and C&A's position and goodwill in the businesses in which Licensor and C&A operate and that it is essential that such quality be maintained at all times. Licensee will display the Name and Logo only in such form or manner as (i) displayed by Licensee prior to the date hereof or (ii) has been previously approved by Licensor (which approval, if not previously given, (x) may not unreasonably be withheld or delayed and (y) will be deemed given if Licensor does not object in writing within 15 calendar days of Licensor's receipt of a Licensee's written request for Licensor's approval) and will take such actions as are reasonably requested by Licensor from time to time with respect to the form or manner of Licensee's use of the Name and Logo and to distinguish Licensor and C&A from Licensee. Licensee will also cause to appear on all materials in connection with which the Name and Logo are used such legends, markings or notices as Licensor may request in order to give appropriate notice of any trademark, trade name or other rights or such distinction, including the use of the Name and Logo in close proximity to "Floorcoverings" or "Floor Coverings."

     4.  Infringement.  Licensee agrees to notify Licensor promptly of any
         ------------
infringement or of any use by any Person of a name or mark confusingly similar to the Name or Logo which actually comes to the attention of a senior officer of Licensee. Licensor will take, or cause to be taken, such action as it deems advisable for the protection of its rights in and to the Name and Logo and Licensee will cooperate with Licensor, if requested to do so. In no event, however, will Licensor be required to take, or cause to be taken, any action if it deems it inadvisable to do so and Licensee will have no right to take any action with respect to the Name or Logo without Licensor's prior written approval (which may be given or withheld in Licensor's reasonable discretion). Licensor agrees to notify Licensee promptly of any infringement of or any use by any Person of a name or mark confusingly similar to the Name, the Logo or "Collins & Aikman Floorcoverings" which comes to the attention of Licensor.

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     5.  Indemnity.  Licensee will jointly and severally indemnify, defend and
         ---------
hold harmless Licensor, its Affiliates and its or their respective directors, officers, employees, agents and representatives (including without limitation any predecessor or successor to any of the foregoing) from and against any and all Indemnifiable Losses relating to, resulting from or arising out of (a) infringement or an act of unfair competition in connection with the use of the Name or Logo by Licensee or any of its Affiliates outside of the United States;
(b) the breach by Licensee of any covenant or agreement contained in this Agreement; and (c) any Third Party Claim the subject matter of which relates to use of the Name or Logo by Licensee after the Closing Date.

     6.  Recognition of Ownership.
         ------------------------

     6.1. Based on the representation of Licensor in Section 1.1, Licensee recognizes Licensor's and C&A's title to the Name and Logo and will not do or cause to be done any act which will in any way impair the rights of Licensor or C&A in and to the Name and Logo. Licensee will not acquire and will not claim title to the Name or Logo adverse to Licensor or C&A by virtue of the license granted hereunder or use of the Name or Logo or otherwise.

     6.2. Nothing herein will require Licensor or any of its Affiliates to obtain, maintain or renew any registration of the Name or Logo.

     7.  Covenant-Not-to-Sue.  Licensee for itself and its Affiliates,
         -------------------
successors and assigns, hereby covenants from and after the date hereof, not to sue or to otherwise assert any claims with respect to the use or ownership of the Name or Logo (other than for any breach by Licensor of this Agreement or the Acquisition Agreement or any of the agreements contemplated thereby) against Licensor or any of its Affiliates.

     8.  Assignment.  Neither this Agreement nor any of the rights or
         ----------
obligations of Licensee hereunder may be directly or indirectly assigned or transferred by Licensee, in whole or in part, nor may Licensee grant any sublicense hereunder to any Person (a) except with the prior written consent of Licensor, which may be given or withheld in Licensor's sole discretion, (b) except that Licensee may sublicense its rights hereunder to any wholly owned Subsidiary of Licensee pursuant to a sublicense pursuant to which such sublicensee agrees to be bound by all of the terms and conditions hereof, and
(c) except that Licensee may assign its rights hereunder to an entity purchasing all or substantially all of Licensee's assets, provided neither such entity nor any of its Affiliates, competes, directly or indirectly, with C&A, Licensor or any of their respective Subsidiaries (the "C&A Group") in any material current or future product line of the C&A Group other than (i) carpets or floorcoverings for installation in buildings or other structures

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(such as stadiums) ("Floorcoverings Products") or (ii) a product line that is a product line of any entity that purchases all or substantially all of the Licensor's, C&A's or C&A's parent's equity or assets at the time of such acquisition and thereafter becomes a product line of C&A (a "Parent Product Line"). Any attempted assignment by Licensee of this Agreement or of any rights or obligations of Licensee hereunder or sublicense not expressly permitted by the immediately preceding sentence of this section will be null and void. Nothing herein or done pursuant to this Agreement shall be construed as making either party an agent of the other.

     9.  Termination.
         -----------

     9.1. If Licensee violates or fails to perform in any material respect any of its material obligations hereunder, Licensor will have the right to give written notice of default (the "Default Notice") setting forth in reasonable detail the facts and circumstances constituting the alleged default and stating that Licensor intends to terminate this Agreement on or after the date set forth therein (which shall be at least 30 calendar days after the giving of such notice) (the "Cure Date") unless the Licensee has remedied the default to Licensor's reasonable satisfaction. In the event the alleged default set forth in the Default Notice is not rendered to Licensor's reasonable satisfaction by the Cure Date, Licensor will have the right to terminate this Agreement by giving written notice of termination. In addition, this Agreement will terminate automatically, without any notice or action being required by Licensor or any other Person, if Licensee is acquired by a Person that competes, directly or indirectly, with the C&A Group in any material current or future product line of the C&A Group other than the Floorcoverings Products Line or a Parent Product Line (a "Competing Successor"), provided, however, that for purposes of this sentence, the term "Person" does not include a merchant bank, leveraged capital or buy-out firm or similar financial investment firm unless such Person or a Subsidiary or Affiliate of such Person is a major competitor of C&A in a material product line of the C&A Group in the automotive interior and convertible top components and systems business.

     9.2. Upon termination of this Agreement, Licensee's rights to use of the Name and Logo will, without further action, cease. Licensee will, and will use its reasonable efforts to cause any Competing Successor to, promptly thereafter
(a) destroy any and all signage, stationery, business cards, billhead and other items bearing the Name or Logo, (b) refrain from using the Name or Logo as part of its or their corporate name, and (c) refrain from using the Name or Logo on packaging, advertising, commercial registers and directories, telephone directories and other listings.

     9.3. Licensee acknowledges that a breach of any of the covenants and agreements contained herein may result in material

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irreparable injury to Licensor and its Affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Licensee shall be entitled in addition to any other remedies it may have under this Agreement or otherwise, to seek to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining Licensee and its Affiliates from engaging in activities prohibited hereby or such other relief as may be required to specifically enforce any of the covenants contained herein; provided, that no
                                                               ---------
specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuit of other legal or equitable remedies in the event of such breach.

     10.  Notices.  All notices and other communications required or permitted
          -------
hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or by a nationally recognized overnight courier service or when dispatched during normal business hours by electronic facsimile transfer (confirmed in writing by mail promptly dispatched) to the appropriate party at the address specified below:

     If to Licensor, to:

               Collins & Aikman Floor Coverings Group, Inc.
               701 McCullough Drive
               Charlotte, NC  28262
               Facsimile No.:  (704) 548-2085
               Attention:     Ronald T. Lindsay, Esq.

     With a copy to:

               Jones, Day, Reavis & Pogue
               599 Lexington Avenue
               New York, New York  10022
               Facsimile No.:  (212) 755-7306
               Attention:     Robert A. Profusek, Esq.

     If to Licensee:

               Collins & Aikman Floorcoverings, Inc.
               311 Smith Industrial Blvd.
               Dalton, Georgia  30722-1447
               Facsimile No.:  (706) 259-9711
               Attention:     Edgar M. Bridger

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     With a copy to:

               CAF Holdings, Inc.
               230 East High Street
               Charlottesville, Virginia  22902
               Facsimile No.:  (804) 979-1145
               Attention:  Stephen M. Burns

     And:

               McGuire, Woods, Battle & Boothe, L.L.P.
               One James Center
               Richmond, Virginia  23219
               Facsimile No.:  (804) 775-1061
               Attention:     Leslie A. Grandis, Esq.

or to such other address or addresses as Licensor or Licensee may from time to time designate by like notice.

          11.  Governing Law.  This Agreement and the legal relations among the
               -------------
parties hereto will be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

          12.  Severability.  If in any judicial proceeding a court refuses to
               ------------
enforce all provisions of this Agreement, any unenforceable provisions will be deemed eliminated from the Agreement as is necessary to permit the remainder of the Agreement to be enforced in such proceeding.

          13.  Entire Agreement; Amendment.
               ---------------------------

          13.1. This Agreement and the Acquisition Agreement set forth the entire agreement and understanding of the parties in respect of the matters contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof.

          13.2. This Agreement may be modified or amended only in a writing signed by both Licensor and Licensee.

          14.  Successors.  This Agreement shall be binding on and inure to the
               ----------
benefit of the parties hereto and their respective successors and permitted assigns.

                                       6
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          IN WITNESS WHEREOF, this Tradename License Agreement has been executed and entered into by the parties as of the date first written above.


                              COLLINS & AIKMAN FLOOR COVERINGS
                              GROUP, INC.


                              By: /s/ Leonard F. Ferro
                                  ------------------------
                              Name:_______________________
                              Title: _______________________


                              COLLINS & AIKMAN FLOOR COVERINGS,
                              INC.


                              By: /s/ J. Michael Stepp
                                  ------------------------
                              Name:_______________________
                              Title: _______________________


                              CAF HOLDINGS INC.


                              By: /s/ Stephen M. Burns
                                  ------------------------
                              Name:_______________________
                              Title: _______________________

                                       7
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                                   GUARANTEE
                                   ---------


          Collins & Aikman Products Co. hereby guarantees the performance by Collins & Aikman Floor Coverings Group, Inc. ("Licensor") of Licensor's obligations under the Tradename License Agreement dated as of the date hereof between Licensor, Collins & Aikman Floor Coverings, Inc. and CAF Holdings, Inc.


                              COLLINS & AIKMAN PRODUCTS CO.



                              By: /s/ Elizabeth Philipp
                                  --------------------------
                              Name:   Elizabeth Philipp
                                   -----------------------
                              Title:  Executive Vice President
                                     -------------------------

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